U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

UCN, INC.

(Exact name of registrant as specified in its charter)

0-26917

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 84065

(Address of principal executive offices)

(801) 320-3300

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events

In a report on Form 8-K dated May 1, 2005 filed with the Securities and Exchange Commission, UCN, Inc., reported that effective on that date it entered into an Asset Purchase Agreement with:

Telephone Electronics Corporation, a Mississippi corporation (“TEC”),

Transtel Communications, Inc., a Delaware corporation and subsidiary of TEC (“Transtel”),

Tel-America of Salt Lake City, Inc., a Utah corporation and subsidiary of Transtel,

Extelcom, Inc., a Utah corporation and subsidiary of Transtel,

Communication Recovery Services, Inc., a Utah corporation and subsidiary of Transtel, and

National Network Corporation, a Colorado corporation and subsidiary of Transtel.

Under the Asset Purchase Agreement UCN agreed to purchase all of the operating assets and accounts receivable of Transtel and its subsidiaries. Completion of the acquisition was subject to obtaining certain regulatory approvals from the Federal Communications Commission and state public utility commissions for transfer of the long distance customer base of Transtel and its subsidiaries to UCN. On June 30, 2005 all regulatory approvals for transfer of the customer base were obtained and the transaction closed. In September 2005, the historical financial statements of Transtel and subsidiaries and pro forma financial statements were filed by amendment to the report on Form 8-K filed in July 2005 to report the acquisition.

The Independent Auditors’ Report on the financial statements of Transtel and subsidiaries for each of the two years in the period ended December 31, 2003 contained an exception related to the accounting treatment of inter-company receivables due from TEC. Transtel recorded inter-company receivables for cash advances made by Transtel to TEC. Transtel expected repayments of these receivables from TEC. However, TEC (the parent) never intended to repay these advances in cash, but rather, intended to declare a distribution in lieu of repayment of the advances. During 2004, Transtel and TEC agreed to this distribution of $20,934,744 for repayment of the receivables. Transtel is amending its financial statements for 2003 and 2002 to properly record inter-company receivables as contra equity receivables and to remove an exception in Transtel’s Independent Auditors’ Report in regards to this matter. Further, the audited financial statements have been reformatted to include operating results for the three years ended December 31, 2004 rather than present two sets of financial statements as previously reported. UCN is also furnishing in this amendment the unaudited financial statements of Transtel for the interim period ended March 31, 2004 to properly reflect the adjustment for contra equity receivables described above.

The audited balance sheet of Transtel and subsidiaries at December 31, 2004, and the unaudited balance sheet of Transtel and subsidiaries at March 31, 2005 (as well as pro forma financial statements based thereon) that were included in the amendment filed in September 2005, do not require any adjustment because no inter-company receivables were recorded on these statements due to the distribution agreed to by TEC and Transtel in 2004 to zero out the contra equity receivable described above.

Item 9.01 Financial Statements and Exhibits.

Financial Statements.

In a report on Form 8-K/A filed with the Securities and Exchange Commission on September 16, 2005, certain historical consolidated financial statements of Transtel Communications, Inc. and subsidiaries (“Transtel”) were presented. The Independent Auditors’ Report on the financial statements of Transtel for each of the two years in the period ended December 31, 2003 contained an exception related to the accounting treatment of inter-company receivables due from Transtel’s parent company at December 31, 2003 and 2002.

For this amendment filed December 28, 2005, Transtel has restated its financial statements for 2003 and 2002 by reclassifying the inter-company receivables as contra equity receivables, thus allowing Transtel’s independent auditors to remove the exception in their report. Further, the audited financial statements have been reformatted to include operating results for the three years ended December 31, 2004 (rather than including separate sets of audited financial statements as previously presented).

In this amendment the unaudited financial statements of Transtel for the interim period ended March 31, 2004 have also been restated in order to consistently reflect the adjustment for contra equity receivables described above (see Note 9 to the financial statements as of and for the three months ended March 31, 2004).

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

AS OF MARCH 31, 2004

Assets

RESTATED
CURRENT ASSETS
Cash and cash equivalents	$7,095,699
Cash investment	2,677,491
Accounts receivable—trade (net)	3,145,424
Accounts receivable—affiliates	143,247
Accounts receivable—other	77,439
Notes receivable	24,224
Prepayments	523,882
Deferred tax asset	290,912
Other current assets	9,780

13,988,098

NONCURRENT ASSETS
Deferred charges	534,442
Deferred tax assets	608,933
Licenses and other assets	72,425

1,215,800

PROPERTY AND EQUIPMENT
Communications system	18,369,084
Office furniture and equipment	1,594,123

19,963,207
Accumulated depreciation and amortization	(19,069,041)

894,166

TOTAL ASSETS	$16,098,064

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

AS OF MARCH 31, 2004

Liabilities and Stockholders’ Equity

RESTATED
CURRENT LIABILITIES
Accounts payable—trade	$372,027
Accounts payable—toll settlements	2,903,617
Accounts payable—other	3,535
Advance billings and deposits	44,164
Accrued taxes	633,163
Other accrued liabilities	536,032

4,492,538

REDEEMABLE PREFERRED STOCK	6

STOCKHOLDERS’ EQUITY
Common stock	4
Paid-in capital	2,435,090
Retained earnings	28,603,695
Treasury stock	(20,206)
Receivables from TEC—Note 9	(19,413,063)

11,605,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,098,064

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004

SALES AND REVENUE	$7,594,157

DIRECT COST
Circuit costs	4,326,036
Other direct costs	126,957

4,452,993

Gross profit	3,141,164

OPERATING EXPENSES
Operating expenses	3,422,318
Depreciation and amortization	237,288

3,659,606

Operating loss	(518,442)

NONOPERATING INCOME/(EXPENSE)
Interest expense	(1,530)
Gain on sale of assets	400
Other income (expense)—net	45,188

44,058

Loss before income taxes	(474,384)

INCOME TAX BENEFIT
Income taxes—current	—
Income taxes—deferred	(40,002)

(40,002)

Net Loss	$(434,382)

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004

Common Shares Outstanding		Total Stockholders’ Equity	Common Stock	Paid-In Capital	Retained Earnings	Treasury Stock	Receivables from TEC
	RESTATED BALANCES,
397	December 31, 2003 (Note 9)	$12,039,902	$4	$2,435,090	$29,038,077	$(20,206)	$(19,413,063)
—	Net Loss	(434,382)	—	—	(434,382)	—	—

	RESTATED BALANCES,
397	March 31, 2004 (Note 9)	$11,605,520	$4	$2,435,090	$28,603,695	$(20,206)	$(19,413,063)

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(434,382)
Depreciation and amortization (Note 1)	184,948
Amortization included in circuit costs (Note 1)	52,340
Provision for uncollectible revenues	(102,791)
Provision for deferred income taxes (Note 4)	(40,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable—customers	38,881
Accounts receivable—other	2,240
Accounts receivable—affiliates	108,336
Notes payable	(13,424)
Prepayments and other current assets	(153,427)
Accounts payable	178,713
Accrued taxes	154,045
Other accrued liabilities	(5,904)

Net cash used in operating activities	(30,427)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(721)
Payments for deferred circuit installations (Note 1)	(44,093)

Net cash used in investing activities	(44,814)

CASH FLOWS FROM FINANCING ACTIVITIES:	—

Net decrease in cash and cash equivalents	(75,241)
Cash and cash equivalents at beginning of year	7,170,940

Cash and cash equivalents at end of year	$7,095,699

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
Interest	$—

Income taxes	$—

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The unaudited consolidated financial statements, which include the accounts of Transtel Communications, Inc. (Transtel) and all wholly-owned subsidiaries (collectively, the Company), have been prepared in accordance with generally accepted accounting principles for interim financial information. The Company’s wholly-owned subsidiaries include Tel America of Salt Lake City, Inc., National Network Corporation, Extelcom, Inc., and Communication Recovery Services, Inc.

Except as otherwise disclosed, all significant intercompany transactions have been eliminated.

The financial information presented for the three months ended March 31, 2004 has not been audited by independent public accountants; however, in the opinion of management, all adjustments (which included only normal recurring adjustments) necessary to present fairly the results of operations for the three month period have been included therein. The results of operations for the first three months of 2004 are not necessarily indicative of the results of operations which might be expected for the entire fiscal year.

Nature of Operations

The Company is a diversified telecommunications enterprise. The Company’s principal line of business is the provision of competitive communication and long distance services to individuals and businesses within the continental United States, primarily in the states of Utah, California, Nevada, Arizona and Colorado. Transtel is a wholly-owned subsidiary of Telephone Electronics Corporation (TEC).

Revenue Recognition

All revenues are recognized in the period in which fees are fixed and determinable and the related products or services are provided to the end user regardless of the period in which they are subsequently billed.

Deferred revenue results from the billing of revenue or the receipt of cash in advance of when such revenues are recognized. The underlying revenue is recorded in subsequent periods as the services are provided.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the Company’s estimate of possible losses related to its trade accounts receivable. In establishing the allowance for doubtful accounts, the Company considers a number of factors, including historical collection experience, aging of the accounts receivable balances, current economic conditions, and a specific customer’s ability to meet its financial obligations to the Company.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs to all classes of property, plant and equipment, as well as the replacement of minor items, are charged to maintenance expense as incurred, while renewals and major replacements are capitalized.

The Company generally provides depreciation on fixed assets using the straight-line method over the estimated useful lives of the respective assets as follows:

Estimated Useful Life
Communications system	3 –10 Years
Office furniture and equipment	3 –10 Years

Depreciation and amortization for property, plant and equipment amounted to approximately $184,948 for the three months ended March 31, 2004.

Income Taxes

The Company is included in the consolidated federal income tax return of TEC and in certain TEC consolidated state income tax returns. For financial reporting purposes, income taxes are generally calculated and settled as though the Company had prepared a separate consolidated tax return. The federal income tax benefits of the Company’s losses are credited to the Company in the year the losses occur, if they can be utilized on a TEC consolidated basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and capital loss and tax credit carryforwards.

Deferred Charges

Deferred installation costs, which are included within “Deferred charges” in the accompanying unaudited consolidated balance sheet, represent the costs incurred to connect new circuits to long distance networks. Installation costs are amortized over their related benefit period of five years using the straight-line method. The Company deferred $44,093 of installation costs, and amortization expense amounted to $52,340 for the three months ended March 31, 2004.

Impairment or Disposal of Long-Lived Assets

In accordance with SFAS No. 144, the Company periodically reviews the carrying value of its long-lived assets and intangible assets subject to amortization whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. Recoverability of assets held for sale is measured by a comparison of the carrying value of such assets to their estimated fair market values. To the extent that the carrying value of an asset exceeds its estimated future cash flows, an impairment loss is recognized.

Cash, Cash Equivalents and Cash Investments

For purposes of the unaudited consolidated balance sheet and statement of cash flows, the Company considers all demand deposits, time deposits and certificates of deposit purchased with an original maturity of three months or less to be cash equivalents. All certificates of deposit purchased with an original maturity of greater than three months are classified as cash investments.

Disclosures About Concentrations

The Company is subject to credit risk primarily through cash balances in excess of FDIC coverage, short-term cash investments, trade receivables, and notes receivable.

Cash balances on deposit and short-term cash investments are placed with high credit-quality financial institutions and in short-duration, high quality debt securities. Although cash balances on deposit exceed the FDIC limits of coverage, the Company believes the risk of loss is remote.

The Company extends credit to customers generally on an unsecured basis in the normal course of business. The Company believes that the concentration of credit risk with respect to its trade receivables is minimized because of the Company’s large customer base and its geographic dispersion.

Advertising Costs

Costs incurred for producing and communicating advertising are expensed as incurred. Advertising expense was $115,720 for the three months ended March 31, 2004.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in the consolidated earnings of the Company in the period in which they become known.

Comprehensive Income

Comprehensive income (loss) includes net earnings (loss) and other non-owner related changes in equity not included in the net earnings (loss) of the Company, such as unrealized gains and losses on marketable equity securities classified as available-for-sale.

2.	AFFILIATED TRANSACTIONS

In the normal course of operations, the Company receives and provides certain services or engages in transactions with TEC and certain subsidiaries of TEC (the TEC Group). The significant services and transactions with affiliated companies for the three months ended March 31, 2004, not discussed elsewhere, are summarized as follows:

Amounts incurred for executive, managerial, technical, accounting, insurance, and other services provided by TEC	$650,178

The net balances due (to)/from affiliated companies at March 31, 2004 are reflected in the unaudited financial statements as follows:

Receivable from TEC	$19,413,063
Amounts included in:
Accounts receivable – affiliates	143,247
Accounts payable – circuit costs	(60)
Accounts payable – affiliates	(130,097)

$19,426.153

3.	RELATED PARTY TRANSACTIONS

The Company engaged in transactions with certain related parties, the majority of which relate to network transmission services. The significant transactions with related parties for the three months ended March 31, 2004, not discussed elsewhere, are summarized as follows:

Rents paid to an officer and director of TEC for the use of property	5,400

Lease payments paid to an officer for rent of office space	2,850

4.	INCOME TAXES

Income taxes for the three months ended March 31, 2004 were charged to operations as follows:

Current
Federal	$—
State	—

—

Deferred
Federal	(29,964)
State	(10,038)

(40,002)

$(40,002)

The following is a summary of the items which cause the effective tax rate based on pretax loss to differ from the statutory federal income tax rate:

	Amount	% of Pretax Income
Computed “expected” federal income tax benefit	$(166,034)	35.0%
State income tax benefit, net of federal income tax effect	(6,525)	1.4
Items not deductible for tax purposes	24,221	(5.1)
Valuation allowance, regular NOL’s	108,336	(22.9)

Actual income tax benefit	$(40,002)	8.4%

The tax effects of the temporary differences that give rise to the deferred tax assets and liabilities at March 31, 2004 are as follows:

Net operating loss carryforwards	$259,948
Allowance for doubtful accounts	308,340
Intangible assets	35,121
Property, plant and equipment	453,132
Other—net	(48,360)

Gross deferred tax assets	1,008,181
Valuation allowance	(108,336)

Total deferred tax assets	$899,845

Deferred tax assets and liabilities are included in the unaudited consolidated balance sheet as follows (for presentation purposes current deferred tax assets and liabilities are presented net, as are noncurrent deferred tax assets and liabilities):

Deferred tax assets—current	$290,912
Deferred tax assets—noncurrent	608,933

Total net deferred tax assets	$899,845

The Company’s valuation allowance of $108,336 at March 31, 2004 reflects an estimated amount of unrealizable deferred tax assets principally due to net operating losses and the inability of the Company to utilize such losses in the foreseeable future.

At March 31, 2004, federal net operating loss carryforwards were approximately $743,000. The carryforwards expire in 2026.

5.	CAPITAL STOCK

Capital stock of the Company at March 31, 2004, is summarized as follows:

Common Stock
Class A, $.01 par value
Authorized shares	400
Issued shares	397
Outstanding shares	397

Preferred Stock
Class A, $.01 par value
Authorized shares	600
Issued shares	590
Outstanding shares	590

Treasury Stock
.31 shares of Class A common, at cost	$(20,206)

The Board of Directors has authorized the issuance of 8% non-cumulative (non-voting) Class A preferred stock. Each share of the Class A preferred stock may be converted into shares of the Company’s common stock on a one-for-one basis. In the event of liquidation, the preferred shareholders would receive $3,870.26 per share prior to any distributions to common shareholders. For the three months ended March 31, 2004, no shares of preferred were converted into shares of common stock and TEC owned 100% of the outstanding shares of preferred stock. Additionally, no dividends were declared by the Board of Directors during the period in question.

6.	COMMITMENTS AND CONTINGENT LIABILITIES

The Company leases various types of equipment and facilities under operating leases. At March 31, 2004, future minimum lease payments under noncancelable operating leases are as follows:

Nine Months Ending December 31, 2004	$401,393
2005	607,035
2006	532,697
2007	481,608
2008	237,224
Thereafter	118,249

Total	$2,378,206

Total rental expenses for cancelable and noncancelable operating leases amounted to $331,011 for the three months ended March 31, 2004. The majority of the future minimum annual rentals for operating leases expiring in various years through 2009 relates to office space, telecommunications equipment, and equipment facility space.

Certain operating leases provide for escalation clauses with respect to monthly rent. Each annual period rent may be adjusted by a proportionate share of the landlord’s operating and maintenance costs pertaining to the premises as compared to a pre-determined base. Also, certain operating leases provide for renewal options at the fair market rental rate at the time of the lessee’s exercising the option to renew. In the normal course of business, operating leases are generally renewed or replaced by other leases.

The Company and its subsidiaries are involved in various unspecified litigation matters primarily arising in the normal course of business. The outcome of the individual matters is not predictable. However, in the opinion of management, the final resolution of these legal matters, in the aggregate, will not have a material adverse effect on the Company’s financial position.

In connection with outstanding line cost agreements for long distance services, it is the Company’s normal business practice to withhold payment on line usage until such time as disputed billings are resolved with the carrier. The ultimate resolution of such disputed charges, in the aggregate, will not have a material adverse effect on the financial condition of the Company.

The Company is currently defending several claims relating to compensation to payphone service providers that have been filed by payphone service providers with the Federal Communications Commission (the FCC). The Telecommunications Act of 1996 requires that payphone service providers are fairly compensated for all completed intrastate and interstate calls originating from payphones in the U.S. In a series of orders, the FCC promulgated telephone service regulations to implement the payphone surcharge obligations and established the payphone compensation liabilities for interexchange carriers for both the Interim Period (November 7, 1996 through October 6, 1997) and the Intermediate Period (October 7, 1997 through April 20, 1999).

The Company intends to vigorously defend any and all claims brought by payphone service providers with respect to payphone compensation for both the Interim and Intermediate Period. Additionally, the Company has retained legal counsel to represent its interests before the FCC with respect to such matters. Furthermore, the Company believes that it has valid counterclaims, offsets and defenses which would potentially limit the Company’s specific liability for such charges.

The ultimate settlement amounts paid in the future, if any, could have a material effect on the Company’s financial condition, results of operations and operating cash flows. However, such additional costs, if any, cannot be currently estimated. Management of the Company will revise its estimates of such liability prospectively as additional information is obtained.

The IRS is currently in the process of auditing TEC’s federal income tax returns for the years 2002 and 2003 (which include the Company). As the final outcome of such IRS related proceedings cannot be predicted at period end, the accompanying unaudited consolidated financial statements do not contain any reserves or loss contingencies related to these matters.

7.	EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan (ESOP)

TEC sponsors an ESOP that covers substantially all U.S. based employees with one year or more of service with a participating company, and accounts for its ESOP in accordance with Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. Participating companies include TEC and its subsidiaries (including the Company). Participating company contributions, determined annually by TEC’s Board of Directors, fund this plan. There were no contributions by the Company for the three months ended March 31, 2004.

Pension and Profit Sharing

The Company is included in the Telephone Electronics Corporation Pension and Profit Sharing Plan and Trust (the TEC Plan) which covers substantially all employees. Employer annual contributions, if any, are made from profits in an annual amount determined at the sole discretion of the employer, but not in excess of the amounts permitted under the Internal Revenue Code as a deductible expense. As of January 1, 2004 the TEC Plan was amended and restated to a 401(k) plan. Participating employees may contribute a portion of their compensation to the Plan, and the Company, at its discretion, makes matching contributions based on the employee’s contribution. Participation in the 401(k) Plan is open to employees who have attained the age of 21, completed one year of service (as defined under the 401(k) Plan), and are not covered by a collective bargaining agreement. Currently, the Company makes safe harbor matching contributions of 100% of the first 3% of employee compensation contributed to the 401(k) Plan and 50% of the next 2% of employee compensation contributed to the 401(k) Plan. Total matching contributions recognized by the Company were $31,501 for the three months ended March 31, 2004.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments” requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate such fair value. SFAS No. 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in an immediate settlement of the underlying instrument.

The carrying amount for cash and cash equivalents, cash investments, receivables, accounts payable and short-term debt approximates fair value due to the short maturity of these instruments.

9.	RESTATEMENT

Transtel is amending its unaudited consolidated financial statements as of March 31, 2004 to properly record inter-company receivables as contra equity receivables rather than as a noncurrent asset. Transtel, a wholly-owned subsidiary of TEC, recorded inter-company receivables for cash advances made by Transtel to TEC. Transtel expected repayments of these receivables from TEC. However, TEC (the parent) never intended to repay these advances in cash, but rather, intended to declare a distribution in lieu of repayment of the advances. During the latter part of 2004, Transtel and TEC agreed to such a distribution, which by that time amounted to $20,934,744.

The following table summarizes the effects of the restatement on the accompanying consolidated balance sheet at March 31, 2004:

	As Previously Reported	As Restated
Assets:
Receivables from affiliates	$19,413,063	$—

Total Assets	$35,511,127	$16,098,064

Stockholders’ Equity:
Receivables from TEC	$—	$(19,413,063)

Total Stockholders’ Equity	$31,018,583	$11,605,520

Also as a result of this restatement, the beginning balance for Total Stockholders’ Equity at December 31, 2003, as presented in the accompanying consolidated statement of stockholders’ equity, was similarly reduced by $19.4 million. The restatement had no impact on the consolidated statement of operations.

I NDEPENDENT AUDITORS’ REPORT

To the Board of Directors

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Transtel Communications, Inc. (a wholly-owned subsidiary of Telephone Electronics Corporation) and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transtel Communications, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As described in Note 10, the Company has restated its consolidated financial statements for each of the two years in the period ended December 31, 2003.

/s/ Mayer Hoffman McCann P.C.

Salt Lake City, Utah

March 18, 2005 except for Notes 2 and 10,

as to which the date is December 23, 2005

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

Assets

	2004	2003 RESTATED
CURRENT ASSETS
Cash and cash equivalents	$4,354,639	$7,170,940
Cash investments	2,717,001	2,677,491
Accounts receivable
Customers, less allowance for doubtful accounts of $237,300 and $658,047, respectively	2,496,134	3,333,097
Other	84,009	79,679
Deferred tax assets (Note 4)	96,020	280,492
Prepayments and other current assets	490,718	391,035

	10,238,521	13,932,734

NONCURRENT ASSETS
Deferred charges	441,927	542,689
Deferred tax assets (Note 4)	450,184	579,351
Other noncurrent assets	91,973	72,425

	984,084	1,194,465

PROPERTY AND EQUIPMENT
Communications system	18,343,863	18,368,363
Office furniture and equipment	1,563,308	1,594,123

	19,907,171	19,962,486
Accumulated depreciation and amortization	(19,352,994)	(18,884,093)

	554,177	1,078,393

TOTAL ASSETS	$11,776,782	$16,205,592

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

Liabilities and Stockholders' Equity

	2004	2003 RESTATED
CURRENT LIABILITIES
Accounts payable
Trade	$365,836	$469,748
Circuit costs	2,403,477	2,249,149
Affiliates (Note 2)	404,763	—
Accrued taxes	522,463	479,118
Other accrued liabilities	558,876	591,369

	4,255,415	3,789,384

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)	705,500	376,300

REDEEMABLE PREFERRED STOCK (Note 5)	6	6

STOCKHOLDERS' EQUITY (Note 5)
Common stock	4	4
Paid-in capital	2,435,090	2,435,090
Retained earnings	4,400,973	29,038,077
Treasury stock	(20,206)	(20,206)
Receivables from TEC (Notes 2 and 10)	—	(19,413,063)

	6,815,861	12,039,902

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,776,782	$16,205,592

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
COMMUNICATION SERVICES REVENUES	$26,786,653	$34,370,278	$38,312,855
COST OF COMMUNICATION SERVICES
Circuit costs	16,009,413	18,609,183	21,023,996
Other direct costs	824,626	1,413,602	1,784,261

	16,834,039	20,022,785	22,808,257

Gross profit	9,952,614	14,347,493	15,504,598

OPERATING EXPENSES
General operating expenses	12,858,161	14,411,219	16,763,348
Depreciation and amortization (Note 1)	552,274	1,049,146	1,454,895

	13,410,435	15,460,365	18,218,243

Operating loss	(3,457,821)	(1,112,872)	(2,713,645)

NONOPERATING INCOME/(EXPENSE)
Interest expense	(14,260)	(6,061)	(107,357)
Interest income	156,145	171,240	272,780
Other income (expense)—net	(62,385)	1,918	385,090

	79,500	167,097	550,513

Loss before income taxes	(3,378,321)	(945,775)	(2,163,132)
INCOME TAX EXPENSE (BENEFIT) (Note 4)	324,039	(229,080)	(661,953)

Net Loss	$(3,702,360)	$(716,695)	$(1,501,179)

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

Common Shares Outstanding		Total Stockholders' Equity	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Receivables from TEC
	RESTATED BALANCES,

397	December 31, 2001 (Note 10)	$17,506,256	$4	$2,435,090	$31,255,951	$9,857	$(20,206)	$(16,174,440)
—	Advances to TEC	(2,982,285)	—	—	—	—	—	(2,982,285)
—	Net Loss	(1,501,179)	—	—	(1,501,179)	—	—	—
—	Reversal of prior year unrealized gains on marketable equity securities (net of federal taxes of $5,915)	(9,857)	—	—	—	(9,857)	—	—

	RESTATED BALANCES,
397	December 31, 2002 (NoteD 10)	13,012,935	4	2,435,090	29,754,772	—	(20,206)	(19,156,725)
—	Advances to TEC	(256,338)	—	—	—	—	—	(256,338)
—	Net Loss	(716,695)	—	—	(716,695)	—	—	—

	RESTATED BALANCES,
397	December 31, 2003 (Note 10)	12,039,902	4	2,435,090	29,038,077	—	(20,206)	(19,413,063)
—	Advances to TEC	(1,521,681)	—	—	—	—	—	(1,521,681)
—	Net Loss	(3,702,360)	—	—	(3,702,360)	—	—	—
—	Distribution to TEC (Note 10)	—	—	—	(20,934,744)	—	—	20,934,744

	BALANCES,
397	December 31, 2004	$6,815,861	$4	$2,435,090	$4,400,973	$—	$(20,206)	$—

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,702,360)	$(716,695)	$(1,501,179)
Depreciation and amortization (Note 1)	552,274	1,049,146	1,454,895
Amortization included in circuit costs (Note 1)	193,988	196,490	173,040
Goodwill impairment loss	—	—	32,479
Provision for uncollectible revenues	(194,026)	(326,981)	376,112
Provision for deferred income taxes (Note 4)	313,639	(264,074)	(138,831)
(Gain) loss on sale of assets	(344)	743	(4,494)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:	1,702,659	865,021	1,262,378

Net cash provided by (used in) operating activities	(1,134,170)	803,650	1,654,400

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(29,188)	(132,607)	(690,184)
Payments for deferred circuit installations (Note 1)	(93,226)	(300,699)	(197,465)
Redemption of cash investments	2,677,491	2,588,640	2,513,339
Purchase of cash investments	(2,717,001)	(2,677,491)	(2,588,640)
Proceeds from sales of investments	—	—	2,598,840
Proceeds from sales of property and equipment	1,474	300	4,709
Advances to affiliates (Note 2)	(1,521,681)	158,101	(2,982,285)

Net cash used for investing activities	(1,682,131)	(363,756)	(1,341,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments and retirements of long-term debt	—	—	(772,931)

Net cash used for financing activities	—	—	(772,931)

Net increase (decrease) in cash and cash equivalents	(2,816,301)	439,894	(460,217)
Cash and cash equivalents at beginning of year	7,170,940	6,731,046	7,191,263

Cash and cash equivalents at end of year	$4,354,639	$7,170,940	$6,731,046

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in assets and liabilities:
Accounts receivable—customers	$1,030,989	$1,218,933	$350,364
Accounts receivable—other	(4,330)	199,500	233,945
Prepayments and other current assets	(99,683)	(159,927)	1,240,134
Other noncurrent assets	(19,548)	2,601	3,361
Accounts payable	455,179	(555,277)	(67,949)
Accrued taxes	43,345	(99,261)	(372,829)
Other accrued liabilities	(32,493)	(117,848)	(108,877)
Commitments and contingent liabilities (Note 6)	329,200	376,300	—
Other—net	—	—	(15,771)

Total adjustments	$1,702,659	$865,021	$1,262,378

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$14,260	$6,061	$107,357

Income taxes	$—	$—	$—

NON-CASH TRANSACTIONS:
Reclass of Accounts receivable—affiliates to Receivables from TEC	$—	$414,439	$—

Non-cash distribution to TEC (Note 2)	$20,934,744	$—	$—

The accompanying notes are an integral part of these financial statements.

TRANSTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003 AND 2002

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Transtel Communications, Inc. (Transtel) and all wholly-owned subsidiaries (collectively, the Company). The Company’s wholly-owned subsidiaries include Tel America of Salt Lake City, Inc., National Network Corporation, Extelcom, Inc., and Communication Recovery Services, Inc.

Except as otherwise disclosed, all significant intercompany transactions have been eliminated.

Nature of Operations

The Company is a diversified telecommunications enterprise. The Company’s principal line of business is the provision of competitive communication and long distance services to individuals and businesses within the continental United States, primarily in the states of Utah, California, Nevada, Arizona and Colorado. Transtel is a wholly-owned subsidiary of Telephone Electronics Corporation (TEC).

Revenue Recognition

All revenues are recognized in the period in which fees are fixed and determinable and the related products or services are provided to the end user regardless of the period in which they are subsequently billed.

Deferred revenue results from the billing of revenue or the receipt of cash in advance of when such revenues are recognized. The underlying revenue is recorded in subsequent periods as the services are provided.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the Company’s estimate of possible losses related to its trade accounts receivable. In establishing the allowance for doubtful accounts, the Company considers a number of factors, including historical collection experience, aging of the accounts receivable balances, current economic conditions, and a specific customer’s ability to meet its financial obligations to the Company.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs to all classes of property, plant and equipment, as well as the replacement of minor items, are charged to maintenance expense as incurred, while renewals and major replacements are capitalized.

The Company generally provides depreciation on fixed assets using the straight-line method over the estimated useful lives of the respective assets as follows:

Estimated Useful Life
Communications system	3 –10 Years
Office furniture and equipment	3 –10 Years

Depreciation and amortization for property, plant and equipment amounted to approximately $552,000, $1.0 million and $1.5 million for 2004, 2003 and 2002, respectively.

Income Taxes

The Company is included in the consolidated federal income tax return of TEC and in certain TEC consolidated state income tax returns. For financial reporting purposes, income taxes are generally calculated and settled as though the Company had prepared a separate consolidated tax return. The federal income tax benefits of the Company’s losses are credited to the Company in the year the losses occur, if they can be utilized on a TEC consolidated basis.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and capital loss and tax credit carryforwards.

Recently Issued Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within the scope of SFAS No. 150 as a liability. On November 7, 2003, the FASB issued FASB Staff Position No. 150-3 which deferred certain aspects of SFAS No. 150. The implementation of SFAS No. 150 during 2004 did not have a material impact on the Company’s consolidated statement of operations or financial position.

In January 2003, the FASB issued FASB Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, Consolidated Financial Statements,” and subsequently revised the accounting standard in December 2003 with the issuance of FIN 46-R. This interpretation requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met, as outlined in the Interpretation. The adoption of this Statement in 2004 did not have a material impact on the consolidated results of operations or the financial position of the Company.

Deferred Charges

Deferred installation costs, which are included within “Deferred charges” in the accompanying consolidated balance sheets, represent the costs incurred to connect new circuits to long distance networks. Installation costs are amortized over their related benefit period of five years using the straight-line method. The Company deferred $93,226 and $300,699 of installation costs for 2004 and 2003, respectively. Amortization amounted to $193,988, $196,490 and $173,040 for 2004, 2003 and 2002, respectively.

Impairment or Disposal of Long-Lived Assets

In accordance with SFAS No. 144, the Company periodically reviews the carrying value of its long-lived assets and intangible assets subject to amortization whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. Recoverability of assets held for sale is measured by a comparison of the carrying value of such assets to their estimated fair market values. To the extent that the carrying value of an asset exceeds its estimated future cash flows, an impairment loss is recognized.

Cash, Cash Equivalents and Cash Investments

For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all demand deposits, time deposits and certificates of deposit purchased with an original maturity of three months or less to be cash equivalents. All certificates of deposit purchased with an original maturity of greater than three months are classified as cash investments.

Disclosures About Concentrations

The Company is subject to credit risk primarily through cash balances in excess of FDIC coverage, short-term cash investments, trade receivables, and notes receivable.

Cash balances on deposit and short-term cash investments are placed with high credit-quality financial institutions and in short-duration, high quality debt securities. Although cash balances on deposit exceed the FDIC limits of coverage, the Company believes the risk of loss is remote.

The Company extends credit to customers generally on an unsecured basis in the normal course of business. The Company believes that the concentration of credit risk with respect to its trade receivables is minimized because of the Company’s large customer base and its geographic dispersion.

Advertising Costs

Costs incurred for producing and communicating advertising are expensed as incurred. Advertising expense was $297,708, $624,108 and $648,396 for the years ended December 31, 2004, 2003 and 2002, respectively.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in the consolidated earnings of the Company in the period in which they become known.

Comprehensive Income

Comprehensive income (loss) includes net earnings (loss) and other non-owner related changes in equity not included in the net earnings (loss) of the Company, such as unrealized gains and losses on marketable equity securities classified as available-for-sale.

Reclassifications

Certain reclassifications have been made to conform 2002 and 2003 amounts to 2004 restated classifications.

2.	AFFILIATED TRANSACTIONS

In the normal course of operations, the Company receives and provides certain services or engages in transactions with TEC and certain subsidiaries of TEC (the TEC Group). The significant services and transactions with affiliated companies not discussed elsewhere are summarized as follows:

	2004	2003	2002
Amounts incurred for executive, managerial, technical, accounting, insurance, and other services provided by TEC	$2,481,996	$2,155,173	$2,506,546

Assistance with tariff agreements, negotiations and settlements with connecting companies provided by a subsidiary of TEC	18,650	33,085	26,160

Amounts incurred for network transmission Services provided by other members of the TEC Group	179,872	793,786	781,324

The Company made intercompany cash distributions to TEC in the amount of $1,521,681, $256,338 and $2,982,285 for 2004, 2003 and 2002, respectively.

The net balances due (to)/from affiliated companies are reflected in the financial statements as follows:

	2004	2003
Receivables from TEC	$—	$19,413,063
Amounts included in:
Accounts receivable – trade	—	523
Accounts receivable – other	9	—
Accounts payable – trade	(706)	—
Accounts payable – circuit costs	—	(335,560)
Accounts payable – affiliates	(404,763)	—
Other accrued liabilities	—	(8,151)

	$(405,460)	$19,069,875

The receivable from TEC of $19.4 million is recorded as a contra equity receivable (See Note 10).

3.	RELATED PARTY TRANSACTIONS

The Company engaged in transactions with certain related parties, the majority of which relate to network transmission services. The significant transactions not discussed elsewhere are summarized as follows:

	2004	2003	2002
Amounts incurred for network transmission, services provided by companies owned or controlled by officers and directors of TEC	$—	$151,447	$153,272

Lease payments paid to an officer for rent office space	4,750	11,400	11,400

Rents paid to an officer and director of TEC for the use of property	21,600	21,600	21,600

4.	INCOME TAXES

Income taxes were charged to operations as follows:

	2004	2003	2002
Current
Federal	$—	$25,394	$(523,182)
State	10,400	9,600	60

	10,400	34,994	(523,122)

Deferred
Federal	292,288	(250,755)	(108,773)
State	21,351	(13,319)	(30,058)

	313,639	(264,074)	(138,831)

	$324,039	$(229,080)	$(661,953)

The following is a summary of the items which cause the effective tax rate based on pretax loss to differ from the statutory federal income tax rate:

	2004		2003		2002
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Computed “expected” federal income tax benefit	$(1,182,412)	-35.0%	$(331,021)	-35.0%	$(757,096)	-35.0%
State income tax (expense) benefit, net of federal income tax effect	20,638	0.6%	(2,417)	-0.3%	(19,499)	-0.9%
Items not deductible for tax purposes	82,319	2.4%	97,133	10.3%	95,005	4.4%
Valuation allowance, regular NOL’s	1,403,494	41.5%	—	0.0%	—	0.0%
Other – net	—	0.0%	7,225	0.8%	19,637	0.9%

	$324,039	9.5%	$(229,080)	-24.2%	$(661,953)	-30.6%

The tax effects of the temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

	2004	2003
Net operating loss carryforwards	$1,828,552	$151,613
Allowance for doubtful accounts	103,000	272,370
Intangible assets	30,614	36,596
Property, plant and equipment	449,965	419,369
Other – net	(37,375)	(20,105)

Gross deferred tax assets	2,374,756	859,843
Valuation allowance	(1,828,552)	—

Total deferred tax assets	$546,204	$859,843

Deferred tax assets and liabilities are included in the consolidated balance sheets as follows (for presentation purposes current deferred tax assets and liabilities are presented net as are noncurrent deferred tax assets and liabilities):

	2004	2003
Deferred tax assets – current	$96,020	$280,492
Deferred tax assets – noncurrent	450,184	579,351

Total net deferred tax assets	$546,204	$859,843

The Company’s 2004 valuation allowance of $1,828,552 reflects an estimated amount of unrealizable deferred tax assets principally due to net operating losses and the inability of the Company to utilize such losses in the foreseeable future.

During 2004, the IRS completed its examination of TEC’s federal income tax returns for the years 1999, 2000 and 2001 (which included the Company) and proposed no adjustments that related to the Company.

At December 31, 2004, federal net operating loss carryforwards were approximately $4 million. The carryforwards expire in 2024.

5.	CAPITAL STOCK

Capital stock of the Company at December 31, 2004, 2003 and 2002, is summarized as follows:

	2004	2003	2002
Common Stock
Class A, $.01 par value
Authorized shares	400	400	400
Issued shares	397	397	397
Outstanding shares	397	397	397

Preferred Stock
Class A, $.01 par value
Authorized shares	600	600	600
Issued shares	590	590	590
Outstanding shares	590	590	590

Treasury Stock
.31 shares of Class A common, at cost	$(20,206)	$(20,206)	$(20,206)

The Board of Directors has authorized the issuance of 8% non-cumulative (non-voting) Class A preferred stock. Each share of the Class A preferred stock may be converted into shares of the Company’s common stock on a one-for-one basis. In the event of liquidation, the preferred shareholders would receive $3,870.26 per share prior to any distributions to common shareholders. For the years ended December 31, 2004, 2003 and 2002, no shares of preferred were converted into shares of common stock and TEC owned 100% of the outstanding shares of preferred stock. Additionally, no dividends were declared by the Board of Directors during the period in question.

6.	COMMITMENTS AND CONTINGENT LIABILITIES

The Company leases various types of equipment and facilities under operating leases. At December 31, 2004, future minimum lease payments under noncancelable operating leases are as follows:

2005	$607,035
2006	532,697
2007	481,608
2008	237,224
2009	118,249
Thereafter	—

Total	$1,976,813

Total rental expenses for cancelable and noncancelable operating leases amounted to $1,283,244, $1,358,741 and $1,342,398 for 2004, 2003 and 2002, respectively. The majority of the future minimum annual rentals, for operating leases expiring in various years through 2009, relates to office space, telecommunications equipment and equipment facility space.

Certain operating leases provide for escalation clauses with respect to monthly rent. Each annual period rent may be adjusted by a proportionate share of the landlord’s operating and maintenance costs pertaining to the premises as compared to a pre-determined base. Also, certain operating leases provide for renewal options at the fair market rental rate at the time of the lessee’s exercising the option to renew. In the normal course of business, operating leases are generally renewed or replaced by other leases.

The Company and its subsidiaries are involved in various unspecified litigation matters primarily arising in the normal course of business. The outcome of the individual matters is not predictable. However, in the opinion of management, the final resolution of these legal matters, in the aggregate, will not have a material adverse effect on the Company’s financial position.

In connection with outstanding line cost agreements for long distance services, it is the Company’s normal business practice to withhold payment on line usage until such time as disputed billings are resolved with the carrier. The ultimate resolution of such disputed charges, in the aggregate, will not have a material adverse effect on the financial condition of the Company.

The Company is currently defending several claims relating to compensation to payphone service providers that have been filed by payphone service providers with the Federal Communications Commission (the FCC). The Telecommunications Act of 1996 requires that payphone service providers are fairly compensated for all completed intrastate and interstate calls originating from payphones in the U.S. In a series of orders, the FCC promulgated telephone service regulations to implement the payphone surcharge obligations and established the payphone compensation liabilities for interexchange carriers for both the Interim Period (November 7, 1996 through October 6, 1997) and the Intermediate Period (October 7, 1997 through April 20, 1999).

The Company intends to vigorously defend any and all claims brought by payphone service providers with respect to payphone compensation for both the Interim and

Intermediate Period. Additionally, the Company has retained legal counsel to represent its interests before the FCC with respect to such matters. Furthermore, the Company believes that it has valid counterclaims, offsets and defenses which would potentially limit the Company’s specific liability for such charges. As of the date of the audit report, the results of both asserted and unasserted claims cannot be predicted with certainty, and therefore no evaluation can be made as to the likelihood of an unfavorable outcome. Even though the outcome of the matters discussed above cannot be predicted with certainty, the Company has assessed its risk and has made accounting estimates as required under generally accepted accounting principles. Based on estimates prepared by management, the Company had accruals of $705,500 and $376,300 at December 31, 2004 and 2003, respectively, to cover potential future expenditures. Accruals recorded for such contingencies are included within the “Commitments and contingent liabilities” financial statement line item on the accompanying consolidated balance sheets.

Depending on the results of future legislation, the outcome of future court cases involving similar claims and other related factors, it is reasonably possible that the Company could incur additional costs in excess of the amounts accrued at December 31, 2004 related to payphone compensation claims. The ultimate settlement amounts paid in the future, if any, could have a material effect on the Company’s financial condition, results of operations and operating cash flows. However, such additional costs, if any, cannot be currently estimated. Management of the Company will revise its estimates of such liability prospectively as additional information is obtained.

The IRS is currently in the process of auditing TEC’s federal income tax returns for the years 2002 and 2003 (which include the Company). As the final outcome of such IRS related proceedings cannot be predicted at year end, the accompanying consolidated financial statements do not contain any reserves or loss contingencies related to these matters.

7.	EMPLOYEE BENEFIT PLANS

Employee Stock Ownership Plan (ESOP)

TEC sponsors an ESOP that covers substantially all U.S. based employees with one year or more of service with a participating company, and accounts for its ESOP in accordance with Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. Participating companies include TEC and its subsidiaries (including the

Company). Participating company contributions determined annually by TEC’s Board of Directors fund this plan. The Company contributed $0, $187,752 and $666,894 during 2004, 2003 and 2002, respectively, which is reflected as compensation expense in the accompanying consolidated financial statements.

Pension and Profit Sharing

The Company is included in the Telephone Electronics Corporation Pension and Profit Sharing Plan and Trust (the TEC Plan) which covers substantially all employees. Employer annual contributions, if any, are made from profits in an annual amount determined at the sole discretion of the employer, but not in excess of the amounts permitted under the Internal Revenue Code as a deductible expense. There were no contributions to the TEC Plan during 2004, 2003 and 2002.

As of January 1, 2004 the TEC Plan was amended and restated to a 401(k) plan. Participating employees may contribute a portion of their compensation to the Plan, and the Company, at its discretion, makes matching contributions based on the employee’s contribution. Participation in the 401(k) Plan is open to employees who have attained the age of 21, completed one year of service (as defined under the 401(k) Plan), and are not covered by a collective bargaining agreement. Currently, the Company makes safe harbor matching contributions of 100% of the first 3% of employee compensation contributed to the 401(k) Plan and 50% of the next 2% of employee compensation contributed to the 401(k) Plan. Total matching contributions recognized by the Company were $136,213 for the year ended December 31, 2004.

During 2004 the Company liquidated the Transtel 401(k) Plan which had been established in prior years for the benefit of the Company’s employees, and transferred the cash balances into the TEC 401(k) Plan. For the fiscal years ended December 31, 2004, 2003 and 2002 the Company did not make any contributions to the Transtel 401(k) Plan.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments” requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate such fair value. SFAS No. 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in an immediate settlement of the underlying instrument.

The carrying amount for cash and cash equivalents, cash investments, receivables, accounts payable and short-term debt approximates fair value due to the short maturity of these instruments.

9.	SUBSEQUENT EVENTS

On May 2, 2005, TEC signed a definitive asset purchase agreement with UCN, Inc. (UCN) to sell certain telecommunications network equipment, customer lists, intangibles and other operating assets of the Company for $2.2 million. Additionally, under the terms of the agreement UCN has agreed to assume certain operating lease commitments of the Company relating to such assets, and will operate the day-to-day activities of the Company under a management agreement until the requisite regulatory approvals are obtained. UCN is a Salt Lake City based provider of on-demand contact center application services and business telecommunications services.

10.	RESTATEMENT

Transtel is amending its consolidated financial statements for each of the two years in the period ended December 31, 2003 to properly record inter-company receivables as contra equity receivables and to remove an exception in Transtel’s Independent Auditors’ Report in regards to this matter.

Transtel, a wholly-owned subsidiary of TEC, recorded inter-company receivables for cash advances made by Transtel to TEC. Transtel expected repayments of these receivables from TEC. However, TEC (the parent) never intended to repay these advances in cash, but rather, intended to declare a distribution in lieu of repayment of the advances. During 2004, Transtel and TEC agreed to this distribution of $20,934,744 for repayment of the receivables.

The following table summarizes the effect of the restatement on the consolidated balance sheet as of December 31, 2003:

	As Reported		Restated
ASSETS:	2003	Adjustments	2003
CURRENT ASSETS
Cash and cash equivalents	$7,170,940	$—	$7,170,940
Cash investments	2,677,491	—	2,677,491
Accounts receivable	3,333,097	—	3,333,097
Accounts receivable - other	79,679	—	79,679
Deferred tax assets	280,492	—	280,492
Prepayments and other current assets	391,035	—	391,035

	13,932,734	—	13,932,734

NONCURRENT ASSETS
Receivable from affiliates	19,413,063	(19,413,063)	—
Deferred charges	542,689	—	542,689
Deferred tax assets	579,351	—	579,351
Other noncurrent assets	72,425	—	72,425

	20,607,528	(19,413,063)	1,194,465

PROPERTY AND EQUIPMENT
Communications system	18,368,363	—	18,368,363
Office furniture and equipment	1,594,123	—	1,594,123

	19,962,486	—	19,962,486
Accumulated depreciation and amortization	(18,884,093)	—	(18,884,093)

	1,078,393	—	1,078,393

TOTAL ASSETS	$35,618,655	$(19,413,063)	$16,205,592

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$469,748	$—	$469,748
Circuit costs	2,249,149	—	2,249,149
Affiliates	—	—	—
Accrued taxes	479,118	—	479,118
Other accrued liabilities	591,369	—	591,369

	3,789,384	—	3,789,384

COMMITMENTS AND CONTINGENT LIABILITIES	376,300	—	376,300

REDEEMABLE PREFERRED STOCK	6	—	6

STOCKHOLDERS’ EQUITY
Common stock	4	—	4
Paid-in capital	2,435,090	—	2,435,090
Retained earnings	29,038,077	—	29,038,077
Treasury stock	(20,206)	—	(20,206)
Receivables from TEC (Notes 2 and 10)	—	(19,413,063)	(19,413,063)

	31,452,965	(19,413,063)	12,039,902

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,618,655	$(19,413,063)	$16,205,592

The restatement had no impact on the Statement of Operations for any of the years presented. Total Assets and Stockholders’ Equity as previously reported at December 31, 2002 totaled $36.7 million and $32.2 million, respectively. The effect of the restatement reduced both Total Assets and Stockholders’ Equity as of December 31, 2002 by $19.2 million to $17.6 million and $13.0 million, respectively.

In addition to the above, Stockholders’ Equity as of December 31, 2001 was reduced by $16.2 million for the effects of the restatement on previous years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: December 28, 2005	By:	/s/ Paul Jarman
Paul Jarman, President